EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-27356) of our report dated June 15, 2015, relating to the financial statements of the Sensient Technologies Corporation Retirement Employee Stock Ownership Plan, included in this Annual Report on Form 11-K of the Sensient Technologies Corporation Retirement Employee Stock Ownership Plan for the year ended December 31, 2014.

/s/ Wipfli LLP

Milwaukee, Wisconsin
June 15, 2015